                             DATED 30th March 2000
                             ---------------------



              (1) ROBERT WILLIAM THOMPSON, YVONNE JAYNE THOMPSON
                           DOMINIC FROST & IAN SMITH

                          (2) TIER TECHNOLOGIES, INC.

                          (3) INGLEBY (1283) LIMITED

                      (4) THE PARTIES NAMED IN SCHEDULE 1




                                   AGREEMENT
                                   ---------
                         For the sale and purchase of
                              51,074 Tier Shares
                                  and of the
                        entire issued share capital of
                        Midas Computer Software Limited



                                   EVERSHEDS
                              S O L I C I T O R S

                    Senator House, 85 Queen Victoria Street
                                London EC4V 4JL
                    Tel: 0171 919 4500 Fax: 0171 919 4919

THIS AGREEMENT is made on 30th March 2000

BETWEEN
-------

(1) ROBERT WILLIAM THOMPSON, YVONNE JAYNE THOMPSON DOMINIC FROST and IAN SMITH whose addresses are set out in Schedule 1 ("the Sellers");
                                            ----------

(2) TIER TECHNOLOGIES, INC., a company incorporated in California, whose principal place of business is at 1350 Treat Blvd., Walnut Creek, California ("Tier")

(3) INGLEBY (1283) LIMITED (Company No 3918477), a company incorporated in England and Wales, whose registered office is at 55 Colmore Row, Birmingham B3 3AS ("Ingleby")

(4) THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 2 (the "1998 Parties")

OPERATIVE CLAUSES
-----------------

1.   Interpretation

     In this Agreement:

1.1 the following expressions have the following meanings unless inconsistent with the context:

     Expression              Meaning
     ----------              -------

     "1998 Agreement"        The agreement between the Sellers, the 1998 Parties
                             and Tier of 26th November 1998 pursuant to which Tier acquired the Midas Shares

     "Business Day"          Any day (other than Saturday or Sunday) on which
                             Clearing Banks are open for a full range of banking transactions

     "Completion"            Completion of the sale and purchase in accordance
                             with clause 8
                                  --------

     "the Loan"              The demand loan  currently owed by Midas to Tier

      "Midas" Midas Computer Software Limited (Company number 03168419) a company incorporated in England and Wales, whose registered office is care of Senator House, 85 Queen Victoria Street, London EC4V 4JL

     "the Midas Shares"       All of the issued shares in the capital of Midas

     "R Thompson No 1 Trust"  The Robert William Thompson Discretionary
                              Settlement No 1 dated 26th November 1998 and made between Robert Thompson (1) and Robert Thompson and Yvonne Thompson (2)

     "R Thompson No 2 Trust"  The Robert William Thompson Discretionary
                              Settlement No 2 dated 26th November 1998 and made between Robert Thompson (1) and Robert Thompson and Yvonne Thompson (2)

     "R Thompson No 3 Trust"  The Robert William Thompson Discretionary
                              Settlement No 3 dated 26th November 1998 and made between Robert Thompson (1) and Robert Thompson and Yvonne Thompson (2)

     "Robert Thompson"        Robert William Thompson

     "Yvonne Thompson"        Yvonne Jayne Thompson

     "Sellers' Solicitors"    Wragge & Co. of 55 Colmore Row, Birmingham, B3 2AS

     "Tier Directors"         James Bildner, George Ross and William Barton

     "Tier Shares"            Class B Common Stock shares in Tier Technologies
                              Inc.

     "Tier's Solicitors"      Eversheds of Senator House, 85 Queen Victoria
                              Street, London EC4V 4JL

1.2 references to a document being "in the agreed form" will be construed as references to that document in the form agreed and signed by or on behalf of the relevant parties;

1.3 save where expressly stated to be made severally but not jointly, all covenants, agreements, undertakings, indemnities, representations and warranties on the part of two or more persons are given or made by such persons jointly and severally;

1.4 references to clauses and Schedules are to clauses of and Schedules to this Agreement;

1.5 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement; and

1.6 the headings to the clauses of this Agreement will not affect its construction.

2.   Sale and purchase of Tier Shares and Release of Rights

2.1 Each of the Sellers agrees to sell, with full title guarantee, and the Buyer agrees to buy, the number of the Tier Shares specified opposite that Seller's name in Schedule 1.
                      ----------

2.2 Each of the Tier Shares will be sold and bought free from any claim, charge, lien, encumbrance, equity or third party right, and with all rights attached or accruing to it including all rights to any dividends or other distributions declared, made or paid on or after today's date.

2.3 Each of the Sellers waives and releases all of the outstanding rights granted to such Seller under the 1998 Agreement, including, but not limited to, the right to receive additional consideration under Clauses 3.3 and 4 of the 1998 Agreement, and waives and releases all of the outstanding rights granted to such Seller under the guarantee given by Tier to each such Seller under the Employment Agreements of 30th November 1998 between each of the individual Sellers, Midas and Tier.

3.   Consideration For Tier Shares and Release of Rights

3.1 The consideration for the sale of the Tier Shares and the above release of rights shall be the sum of (Pounds)800,000 (Eight hundred thousand pounds) which shall be allocated between the Sellers as shown in Part 1 of Schedule 1, which shall be split to allocate to the Tier Shares the value of the Tier Shares as quoted on NASDAQ at the close of trading on the date immediately preceding Completion and the balance to the release of such rights.

3.2 In further consideration of the release of such rights and of the release given in Clauses 2.3 and 9, Tier agrees that the balance of the retention monies held in escrow under the 1998 Agreement (being (Pounds)171,200 (one hundred and seventy one thousand two hundred pounds)), together with the interest accruing thereon, shall be released to the order of the Sellers and the 1998 Parties.

3.3  The Sellers and the 1998 Parties agree between themselves that

     3.3.1 the sum of (Pounds)7,200 (seven thousand two hundred pounds) shall be released to Robert Thompson, out of such retention monies in recognition of the fact that he has previously settled liabilities of (Pounds)36,000 (thirty six thousand pounds) on their behalf (of which (Pounds)28,800 (twenty eight thousand eight hundred pounds) has separately been reimbursed to him)

     3.3.2 the balance of the retention monies (including accrued interest) shall be paid to the Sellers and the 1998 Parties in the following ratios:

     3.3.2.1    Robert Thompson      51%

     3.3.2.2    Yvonne Thompson      29%

     3.3.2.3    Dominic Frost      8.48%

     3.3.2.4    Ian Smith          8.4%

     3.3.2.5    1998 Parties       3.12%

     and the Sellers agree amongst themselves to reinvest their share of such monies into Ingleby as provided below.

4.   Subscription For Shares in Ingleby

     Each of the Sellers agree jointly and severally to reinvest the consideration paid to him or her for the Tier Shares under clause 3 into Ingleby, together with the monies released to him or her under Clause 3.3.2, and Dominic Frost and Ian Smith additionally agree to invest (Pounds)(Pounds)2,492.80(two thousand four hundred and ninety two pounds eighty pence) and (Pounds)2,624 (two thousand six hundred and twenty four pounds) respectively in return for the issue to him or her of such number of new Ordinary Shares of (Pounds)1 each in the capital of Ingleby as they have previously agreed with Ingleby and Ingleby agrees to allot such Shares to the Sellers.

5.   Sale and purchase of Midas Shares and Loan

5.1 Tier agrees to sell, with full title guarantee, and Ingleby agrees to buy, the Midas Shares and the Loan.

5.2 Each of the Midas Shares and the Loan will be sold and bought free from any claim, charge, lien, encumbrance, equity or third party right, and with all rights attached or accruing to it including all rights to any dividends or other distributions declared, made or paid on or after today's date.

5.3 In consideration of Ingleby agreeing to buy the Midas Shares and the Loan, Tier hereby warrants to Ingleby as follows:

     5.3.1 Tier has full power to enter into and perform this Agreement which constitutes binding obligations on Tier in accordance with its terms;

     5.3.2 All the Midas Shares are fully paid or are properly credited as fully paid and Tier is the sole legal and beneficial owner of the Midas Shares and the Midas Shares are free from all claims, charges, lien, encumbrance, equity or third party rights (including rights of pre-emption) of any nature whatsoever;

     5.3.3 Since 26 November 1998 none of the Tier Directors has approved any transaction to be entered into by Midas other than transactions of which at least one of the Sellers is aware.


6.   Consideration For Midas Shares

     The consideration for the sale of the Midas Shares and the Loan shall be the sum of (Pounds)2,465,000 (two million four hundred and sixty five thousand pounds) which shall be paid by Ingleby as provided in Clause 8.


7.   Transitional Services

7.1 The Sellers and Ingleby shall procure that Midas shall provide transitional accounting services (including but not limited to, provision of the standard Midas monthly reporting package covering activity up to the date of completion. This package shall be remitted to Tier within 5 Business Days of completion. In addition the sellers and Ingleby shall procure that Midas shall assist in the transfer of any copies of books or records for Midas for historical record keeping and audit purposes for the period through the date of completion, as well as any other financial information or records that Midas may be holding for Tier Technologies (United Kingdom) Inc ("Tier UK") or other Tier entities. Tier's auditors,
           -------
     PricewaterhouseCoopers may request a review of the quarterly financial operations of Midas for the period January 1 2000 through the date of completion as part of Tier's required quarterly review process. Ingleby agrees to procure that Midas shall assist in facilitating this review as it applies to Midas.

7.2 Tier, the Sellers and Ingleby agree that for a period of up to 90 days following completion, or such lesser period as Tier shall notify Midas of in writing, the Sellers and Ingleby shall procure that Midas shall provide free of charge:

     7.2.1 24 hour, 7 day per week availability and connectivity from the Midas.co.uk LAN (local area network) to the Tier UK LAN at Tier.co.uk via an integrated services digital network ("ISDN");

     7.2.2 the routing of data traffic to and from the Tier UK LAN to the Internet via the UU Net MCI 256,000 fractional T1 circuit and router together with a Checkpoint firewall 1 firewall server;

     7.2.3 rare escalation end user information technology support and full support for Microsoft Windows NT server problems at the Tier UK office by providing a network engineer available to provide such services 24 hours a day, 7 days a week;

       7.2.4 Tier UK with the services of the Midas network engineer to install and functionally test a four port remote access server card in the Tier UK NT server located at the Tier UK site/office.

7.3 Tier, the Sellers and Ingleby further agree that for a period of up to 90 days following completion, or such lesser period as Tier shall notify Midas of in writing (subject to a minimum of at least 14 days notice being given, free of charge, Tier shall provide:

       7.3.1 a fractional T1 (256,000) UU Net (MCI) circuit with a Checkpoint firewall- 1 to internet access to the Internet ; and

       7.3.2 services for the routing of e-mail from Tier.com e-mail addresses to Midas e-mail addresses.

7.4 Tier accepts no responsibility for the quality of any services provided under this clause 7 and Tier shall not be obliged to provide or procure the provision of such services where the provider is unable to provide such services because of circumstances beyond Tier's control. In such circumstances Tier shall have no liability to Midas or any other party to this Agreement in respect of any loss (whether consequential or not), damage liability, costs and/or expenses suffered or incurred by Midas or such third party as a result of such non performance.

8.     Completion

       The sale and purchase of the Tier Shares and the Midas Shares will be completed at the offices of the Sellers' Solicitors immediately following the signature of this Agreement, whereupon:

8.1 The Sellers will produce and deliver to Tier duly executed transfers of the Tier Shares in favour of Tier (or as it will direct) together with all relevant share certificates (or in the case of any lost certificate an indemnity satisfactory to Tier in relation to it).

8.2 Tier shall issue a promissory note for the sum of (Pounds)800,000 (eight hundred thousand pounds) to the Sellers in satisfaction of its obligations under Clause 3. Each of the Sellers shall immediately endorse such promissory note so that the sums are paid to Ingleby in partial satisfaction of their obligations to subscribe for shares in Ingleby under Clause 4 and Ingleby shall then endorse the promissory note in favour of Tier in partial satisfaction of Ingleby's obligations to Tier under Clause 6.

8.3 Each of Tier, the Sellers and the 1998 Parties shall issue an instruction in the agreed form instructing Tier's Solicitors and the Sellers' Solicitors in relation to the retention monies currently held by them and each of the Sellers shall issue an instruction in the agreed form instructing Tier's Solicitors to hold the monies released to them under such instruction to the order of Ingleby in further satisfaction of their obligations to subscribe for shares in Ingleby under Clause 4.

8.4 Dominic Frost and Ian Smith shall pay the additional monies due from them to Ingleby under Clause 4 to Tier's Solicitors to hold the monies to the order of Ingleby.

8.5 Ingleby shall issue fully paid new ordinary shares to the Sellers as contemplated in Clause 4 and shall issue share certificates to each of them in due course confirming such issue.

8.6 Ingleby shall issue an instruction in the agreed form instructing Tier's Solicitors to pay the sums received by them under Clauses 8.3 and 8.4 to the order of Tier in partial satisfaction of its obligations to pay for the Midas Shares under Clause 6 and shall pay the sum of (Pounds)1501,000 (one million five hundred and one thousand pounds) to Tier's Solicitors in satisfaction of the balance of the consideration for the Midas Shares.

8.7 Tier shall deliver the certificate of incorporation, certificate of incorporation on change of name and the statutory books and registers (all entered up to date) of Midas to the Sellers.

8.8 Tier will procure the written resignations of James Bildner, William Barton and George Ross in the agreed form.

8.9 Tier will deliver to Ingleby and Midas a release of the assets included within the debenture dated 9 July 1999 between Tier and Midas.

8.10 The Sellers shall deliver to Tier a release of the guarantee given by Tier in respect of John Bressey's employment by Midas signed by John Bressey in the agreed form.

8.11 Tier shall use its reasonable endeavours to procure the written resignation of PricewaterhouseCoopers as auditors of Midas as soon as reasonably practicable following Completion in the agreed form.

9.     Cancellation of 1998 Agreement

       In consideration of the entry of the Sellers and Tier into this Agreement, the Sellers, the 1998 Parties and Tier hereby agree to terminate the 1998 Agreement with immediate effect on the basis that none of the parties to it shall have any rights under it against any of the others and that in particular, but without limitation any rights or obligations that have already accrued due are hereby cancelled.

10.    Employee Share Options

10.1 The parties acknowledge and agree that any options held by any employee of Midas (including the Sellers) under the rules of the Tier Technologies Inc, Class B Common Stock Amended and Restated 1996 Equity Incentive Plan ("the Plan") and whose options are deemed to have vested as at today's date under the rules of the Plan and the terms of grant of such options, shall be exercisable in accordance with the rules of the Plan and the terms of grant of the options, but only for so long as the rules and terms of grant provide, but that any options granted to any such employee under the plan that have not vested as at today's date shall automatically lapse.

10.2 In consideration of Tier's entry into this Agreement, the Sellers and Ingleby hereby agree to indemnify and keep indemnified Tier and every member of the Tier group of companies in respect of all damages, losses, costs, liabilities and expenses arising from or in connection with the lapse of any options as contemplated in clause 10.1.

11.    Announcements

       No announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will be made by the Sellers or the 1998 Parties except with the prior written approval of Tier or by Tier (save as required by law or the regulations of the Securities Exchange Commission or the Nasdaq National Market) except with the prior written approval of any of the Sellers.

12.    Costs

       Each party to this Agreement will bear such party's own costs and expenses relating to the preparation and completion of this Agreement.

13.    Notices

13.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing.

13.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this clause 13, be deemed to have been duly given or made as follows:

       13.2.1 if sent by prepaid first class post, on the second Business Day after the date of posting or on the seventh Business Day in the case of a notice to Tier; or

       13.2.2 if delivered by hand, upon delivery at the address provided for in this clause 13 provided however that, if it is delivered by hand on a day which is not a Business Day or after 4 p.m. on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

13.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this clause 13) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service.

13.4 The provisions of this clause 13 will not apply, in the case of service of process relating to any proceeding, suit or action, to the extent that such provisions are inconsistent with Part 6 of the Civil Procedure Rules.

14.    General

14.1 This Agreement will be binding on and will enure for the benefit of each party's successors, assigns and personal representatives (as the case may be).

14.2 Except insofar as the same have been fully performed at Completion, each of the agreements, obligations, and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

14.3 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

14.4 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

14.5 Tier may release or compromise the liability of, or grant time or any other indulgence to, any person who is a party to this Agreement without in any way prejudicing or affecting the liability (whether joint and several or otherwise) of any other person who is a party to this Agreement.

14.6 The rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law.

14.7 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

14.8 The parties will do anything which may be required on or after Completion to vest in Ingleby legal and beneficial ownership of the Midas Shares and to vest in Tier legal and beneficial ownership of the Tier Shares and otherwise to give effect to the terms of this Agreement.

14.9 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

14.10  Each of the parties acknowledge that:

       14.10.1 this Agreement and the documents referred to in it set forth the entire agreement between the parties with respect to the subject matter covered by it and supersede and replace all prior communications, drafts, representations, warrants stipulations, undertakings and agreements of whatsoever nature, whether oral or written between the parties relating thereto;

       14.10.2 it, he or she does not enter into this Agreement in reliance on any warranty, representation, undertaking, stipulation or agreement other than those contained in this Agreement;

       14.10.3 its, his or her only remedies with respect to the subject matter covered by this Agreement are for breach of contract;

       14.10.4 it, he or she has no right to rescind this Agreement either for breach of contract or for negligent or innocent misrepresentation;

       Provided that the provisions of this clause 14.10 will not exclude any liability which any of the parties would otherwise have to any other or any right which any party may have to rescind this Agreement in respect of any fraud by any of the other parties prior to the execution of this Agreement.


IN WITNESS of which the parties have today signed this Agreement or executed it as a Deed as provided below

                                  SCHEDULE 1
                                  ----------

                                  The Sellers
                                  -----------

----------------------------------------------------------------------------------------------
 Name and address                 Number of Tier Shares to be   Consideration to be received
 ----------------                 ---------------------------   ----------------------------
                                  sold
                                  ----
----------------------------------------------------------------------------------------------
 Robert Thompson of Catmint       26,048                         (Pounds)408,000
 Cottage, 2 Southcott, Pewsey,
 Wiltshire SN9 5JF
----------------------------------------------------------------------------------------------
 Yvonne Thompson of Catmint       14,812                         (Pounds)232,000
 Cottage, 2 Southcott, Pewsey,
 Wiltshire SN9 5JF
----------------------------------------------------------------------------------------------
 Dominic Frost of 261              5,107                         (Pounds)80,000
 Sandycombe Road, Kew,
 Richmond, Surrey, TW9
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
 Ian Smith of 11 Ragdale,          5,107                         (Pounds)80,000
 Burghfield Common, Reading
 RG7 3NG
----------------------------------------------------------------------------------------------

SCHEDULE 2
----------

The 1998 Parties
----------------

--------------------------------------------------------------------------------
 Name and address
 ----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Raymond Frost care of 261 Sandycombe Road, Kew, Richmond, Surrey, TW9
--------------------------------------------------------------------------------
 Mary Frost care of 261 Sandycombe Road, Kew, Richmond, Surrey, TW9
--------------------------------------------------------------------------------
 Nicola Hitchin care of 261 Sandycombe Road, Kew, Richmond, Surrey, TW9
--------------------------------------------------------------------------------
 Marnie Brewster of 261 Sandycombe Road, Kew, Richmond, Surrey, TW9
--------------------------------------------------------------------------------
 Stewart John Smith care of 11 Ragdale, Burghfield Common, Reading RG7 3NG
--------------------------------------------------------------------------------
 Elaine Marjorie Smith care of 11 Ragdale, Burghfield Common, Reading RG7 3NG
--------------------------------------------------------------------------------
 Robert Thompson and Yvonne Thompson as trustees of the R Thompson No 1 Trust
--------------------------------------------------------------------------------
 Robert Thompson and Yvonne Thompson as trustees of the R Thompson No 2 Trust
--------------------------------------------------------------------------------
 Robert Thompson and Yvonne Thompson as trustees of the R Thompson No 3 Trust
--------------------------------------------------------------------------------
 Fiona Cashman care of Catmint Cottage, as above
--------------------------------------------------------------------------------
 Linda Birtles care of Catmint Cottage, as above
--------------------------------------------------------------------------------
 Joyce Thompson care of Catmint Cottage, as above
--------------------------------------------------------------------------------

SIGNED by Robert William Thompson   )
in the presence of:                 )

Witness' signature:
Name:
Address:


Occupation:


SIGNED by Yvonne Jayne Thompson     )
------
in the presence of:                 )

Witness' signature:

Name:
Address:


Occupation:


SIGNED by Dominic Frost             )
------
in the presence of:                 )

Witness' signature:

Name:
Address:


Occupation:


SIGNED by Ian Smith                 )
in the presence of:                 )

Witness' signature:

Name:

Address:


Occupation:

SIGNED by                           )
------
duly authorised to sign for and on  )
behalf  of Tier Technologies        )
Inc. in the presence of:            )

Witness' signature:

Name:

Address:


Occupation:


SIGNED by                           )
------
duly authorised to sign for and on  )
behalf  of Ingleby (1283) Limited in the presence of:  )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Raymond Frost )
in the presence of:                 )

Witness' signature:

Name:

Address:


Occupation:

EXECUTED as a Deed by Mary Frost        )
in the presence of:                     )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Marnie Brewster   )
in the presence of:                     )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Nicola Hitchin    )
in the presence of:                     )

Witness' signature:

Name:

Address:


Occupation:

EXECUTED as a Deed by Stewart John Smith     )
in the presence of:                          )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Elaine Marjorie Smith  )
in the presence of:                          )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Robert William         )
Thompson as Trustee of the R Thompson No 1   )
Trust, the R Thompson No 2 Trust             )
and the R Thompson No 3 Trust                )
in the presence of:                          )

Witness' signature:

Name:


Address:

Occupation:

EXECUTED as a Deed by Yvonne Jayne Thompson)
as Trustee of the R Thompson No 1          )
Trust, the R Thompson No 2 Trust           )
and the R Thompson No 3 Trust              )
in the presence of:                        )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Fiona Cashman        )
in the presence of:                        )

Witness' signature:

Name:

Address:


Occupation:


EXECUTED as a Deed by Linda Birtles        )
in the presence of:                        )

Witness' signature:

Name:

Address:


Occupation:

EXECUTED as a Deed by Joyce Thompson       )
in the presence of:                        )

Witness' signature:

Name:

Address:


Occupation: